UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2016

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on June 16, 2016, WPCS International Incorporated (the “Company”) entered into a settlement agreement and mutual release (the “Settlement”) to resolve disputes regarding the construction of the Cooper Medical School at Rowan University, located in Camden, New Jersey, in which the Company served as an electrical prime contractor. As set forth in the “Subsequent Events” section under Footnote 15 to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, the Company received $1,150,000 in the settlement from all existing lawsuits and all claims among the parties were released.

Had the Company received the $1,150,000 in cash proceeds from the Settlement on or before April 30, 2016, the Company believes it would have reported stockholders’ equity of $3,375,304 as of and for the fiscal year ended April 30, 2016, which amount exceeds the minimum $2,500,000 stockholders’ equity threshold for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b) (the “Rule”). For purposes of evidencing the Company’s current compliance with the Rule, the Company has filed this Current Report on Form 8-K to indicate its belief that the Company satisfies the Rule as of the date of the filing of this report.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 28, 2016	By:	/s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Chief Executive Officer